UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2017

Lapolla Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31354	13-3545304
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas 77032
(Address of principal executive offices) (Zip Code)

(281) 219-4700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2017, and effective January 1, 2017, we entered into an Executive Employment Agreement with our chief financial officer and treasurer, Jomarc C. Marukot (the “Marukot Employment Agreement”). The Marukot Employment Agreement supersedes and replaces all prior employment agreements between us and Mr. Marukot. The Marukot Employment Agreement provides, among other things, that Mr. Marukot will receive base compensation of $210,000 per annum and shall be entitled to a bonus equal to 25% of his base salary for each fiscal year if our earnings before interest, taxes, depreciation, amortization, and share based compensation (“Adjusted EBITDA”) for such fiscal year exceeds a target established by our Board of Directors (which bonus shall be increased to: (a) 30% of Mr. Marukot’s annual base compensation if we achieve 110% of the Adjusted EBITDA target for such fiscal year and (b) 35% of Mr. Marukot’s annual base compensation if we achieve 120% of the Adjusted EBITDA target for such fiscal year). In addition, if we achieve Adjusted EBITDA greater than 120% of the target in any fiscal year, our chief executive officer, in his discretion, may pay Mr. Marukot a bonus greater than 35% of his annual base compensation, subject to review and approval by the Compensation Committee and our Board of Directors. In addition, the Marukot Employment Agreement provides for a transaction bonus equal to 0.25% of the consideration received by our shareholders (the amount of such bonus being subject to the restrictions and further calculations set forth in the Marukot Employment Agreement) upon consummation of a change in control if Mr. Marukot is still employed at such time or in the event Mr. Marukot’s employment is terminated within one year immediately preceding the consummation of a change in control.

On April 6, 2017, we entered into an Executive Employment Agreement with our chief governance officer, vice president and corporate secretary, Michael T. Adams (the “Adams Employment Agreement”). The Adams Employment Agreement supersedes and replaces all prior employment agreements between us and Mr. Adams. The Adams Employment Agreement provides, among other things, that Mr. Adams will receive base compensation of $200,000 per annum and shall be entitled to a bonus equal to 25% of his base salary for each fiscal year if our Adjusted EBITDA for such fiscal year exceeds a target established by our Board of Directors (which bonus shall be increased to: (a) 30% of Mr. Adam’s annual base compensation if we achieve 110% of the Adjusted EBITDA target for such fiscal year and (b) 35% of Mr. Adam’s annual base compensation if we achieve 120% of the Adjusted EBITDA target for such fiscal year). In addition, if we achieve Adjusted EBITDA greater than 120% of the target in any fiscal year, our chief executive officer, in his discretion, may pay Mr. Adams a bonus greater than 35% of his annual base compensation, subject to review and approval by the Compensation Committee and our Board of Directors. In addition, the Adams Employment Agreement provides for a transaction bonus equal to 0.50% of the consideration received by our shareholders (the amount of such bonus being subject to the restrictions and further calculations set forth in the Adams Employment Agreement) upon consummation of a change in control if Mr. Adams is still employed at such time or in the event Mr. Adams’ employment is terminated within one year immediately preceding the consummation of a change in control.

The foregoing summaries of the Marukot Employment Agreement and the Adams Employment Agreement are not complete, and are qualified in their entirety by reference to the full text of the Marukot Employment Agreement and the Adams Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated April 6, 2017, by and between Lapolla Industries, Inc. and Jomarc C. Marukot.
10.2	Employment Agreement, dated April 6, 2017, by and between Lapolla Industries, Inc. and Michael T. Adams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2017	LAPOLLA INDUSTRIES, INC.
	By:	/s/ Harvey L. Schnitzer
Harvey L. Schnitzer
Director and Chief Operating Officer

2